As filed with the Securities and Exchange Commission on February 25, 2002
                                                 Registration No. 333-46018

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               POST-EFFECTIVE
                             AMENDMENT NO. 1 TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           NET PERCEPTIONS, INC.
           (Exact name of Registrant as specified in its charter)

            Delaware                                           41-1844584
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                            7700 France Avenue South
                             Edina, Minnesota 55435
                                 (952) 842-5000
            (Address, incluing zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              Don C. Peterson
                   President and Chief Executive Officer
                           Net Perceptions, Inc.
                          7700 France Avenue South
                           Edina, Minnesota 55435
                               (952) 842-5000
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the
Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================


                  Removal of Securities from Registration

         The purpose of this Post-Effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form S-3 (the "Registration Statement") of Net Perceptions, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") on September 18, 2000 (Registration No. 333-46018), is to remove from registration all shares of common stock, par value $0.0001 per share ("Common Stock"), included in the Registration Statement which have not been sold pursuant to the Registration Statement prior to the date this Amendment is filed with the Commission. The shares of Common Stock registered under the Registration Statement were registered pursuant to the Registration Rights Agreement, dated as of February 14, 2000 (the "Registration Rights Agreement"), entered into by and among the Company and the former stockholders of Knowledge Discovery One, Inc. ("KD One") identified therein in connection with the Company's acquistion of all of the outstanding shares of KD One. In the Registration Rights Agreement, the Company agreed to keep the Registration Statement effective for a period ending on February 14, 2002.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Edina, State of Minnesota, on this 25th day of February, 2002.

                                   NET PERCEPTIONS, INC.

                                   By:  /s/ Don C. Peterson
                                      ---------------------------------------
                                      Don C. Peterson
                                      President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of Net
Perceptions, Inc. in the capacities indicated on February 25, 2002:


Signature                                                Title

   /s/ Don C. Peterson                                   President, Chief Executive Officer and Director
---------------------------------                        (Principal Executive Officer)
    Don C. Peterson


  /s/ Thomas M. Donnelly                                 Chief Operating Officer, Chief Financial Officer and
--------------------------------                         Secretary (Principal Financial Officer)
    Thomas M. Donnelly


  /s/ Sharri Major                                       Vice President of Finance and Administration
---------------------------------                        (Principal Accounting Officer)
    Sharri Major


  /s/ John T. Riedl                                      Chief Scientist and Director
---------------------------------
    John T. Riedl


  /s/ John F. Kennedy                                    Director
---------------------------------
    John F. Kennedy


  /s/ William J. Lansing                                 Director
---------------------------------
    William J. Lansing


  /s/ Steven J. Snyder                                   Director
---------------------------------
    Steven J. Snyder


  /s/ Ann L. Winblad                                     Director
---------------------------------
    Ann L. Winblad
